Exhibit 99.1

On March 15, 2005, the Board of Directors of Little Sioux Corn Processors, LLC, acting as general partner of LSCP, LLLP, approved a distribution to LSCP, LLLP partners in the amount of $3,000,000 to be paid in April 2005.  This distribution will result in a $159.96 per unit distribution to LLC unit holders of record on March 15, 2005.